N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Envision Growth

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	291,292		0.29		1,066,318	11.07
Class B	134,119		0.22		  622,353	11.03
Class C	 28,152		0.22		  129,819	11.03
Class I	  6,140		0.31		   23,362	11.07

Evergreen Envision Growth and Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,763,230	 0.34		10,575,883 	9.31
Class B	   83,492	 0.26	    	   348,796	9.30
Class C	   19,285	 0.26	       	    95,882	9.30
Class I	    5,982	 0.36	     	    23,678	9.31




Evergreen Envision Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	478,393		0.45		1,286,536	10.36
Class B	 35,989		0.37		   96,648	10.34
Class C	  8,122		0.37		   19,703	10.34
Class I	  3,136		0.48		    8,611	10.35

Evergreen Asset Allocation Fund

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	163,974,693	   0.58	      295,525,757	14.91
Class B	 64,162,975	   0.46	      144,578,783	14.75
Class C	142,217,278	   0.46	      322,462,894 	14.47
Class I	 13,593,645	   0.63	       22,519,284	14.99
Class R	    454,085	   0.55           872,889	14.82